                         MATTEL, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES      EXHIBIT 12
                     (Amounts in thousands, except ratios)         (PAGE 1 OF 2)




                                  (Unaudited)

                                               FOR THE
                                          THREE MONTHS ENDED                     FOR THE YEARS ENDED DECEMBER 31, (a)(b)
                                         --------------------       ------------------------------------------------------------
                                         March 31,    March 31,
                                           2002          2001         2001         2000         1999         1998         1997
                                         --------     ---------     --------     --------     --------     --------     --------
EARNINGS AVAILABLE FOR FIXED CHARGES:
 Income (loss) from continuing
  operations before income taxes,
  cumulative effect of changes in
  accounting principles and
  extraordinary items                     ($6,468)     ($29,230)    $430,010     $225,424     $170,164     $459,446     $425,082
 Less (plus) minority interest and
  undistributed income (loss) of
  less-than-majority-owned
  affiliates, net                            (337)          123          170          440          145         (165)        (144)
 Add:
  Interest expense                         29,607        34,944      155,132      152,979      131,609      110,833       90,130
  Appropriate portion of rents (c)          4,200         4,325       14,923       14,748       11,974       16,262       17,665
                                         --------     ---------     --------     --------     --------     --------     --------

Earnings available for fixed charges      $27,002       $10,162     $600,235     $393,591     $313,892     $586,376     $532,733
                                         ========     =========     ========     ========     ========     ========     ========
FIXED CHARGES:
 Interest expense                         $29,607       $34,944     $155,132     $152,979     $131,609     $110,833      $90,130
 Capitalized interest                          13             -            6          507          527          993          991
 Appropriate portion of rents (c)           4,200         4,325       14,923       14,748       11,974       16,262       17,665
                                         --------     ---------     --------     --------     --------     --------     --------

 Fixed charges                            $33,820       $39,269     $170,061     $168,234     $144,110     $128,088     $108,786
                                         ========     =========     ========     ========     ========     ========     ========

Ratio of earnings to fixed charges           0.80 (d)      0.26 (e)     3.53 X       2.34 X       2.18 X       4.58 X       4.90 X
                                         ========     =========     ========     ========     ========     ========     ========


(a) Although Mattel merged with The Learning Company, Inc. ("Learning Company") in May 1999, the results of operations of Learning Company have not been included in this calculation since the Consumer Software segment was reported as a discontinued operation effective March 31, 2000.

(b) The ratio of earnings to fixed charges for 1997 has been restated for the effects of the March 1997 merger of Tyco Toys, Inc. ("Tyco") into Mattel, which was accounted for as a pooling of interests.

(c) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

(d) Earnings did not cover fixed charges by $6.8 million for the three-month period ended March 31, 2002.

(e) Earnings did not cover fixed charges by $29.1 million for the three-month period ended March 31, 2001.

                          MATTEL, INC. AND SUBSIDIARIES               EXHIBIT 12
                 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (PAGE 2 OF 2)
                          AND PREFERRED STOCK DIVIDENDS
                     (Amounts in thousands, except ratios)


                                  (Unaudited)

                                                             FOR THE
                                                       THREE MONTHS ENDED                  FOR THE YEARS ENDED DECEMBER 31, (a)(b)
                                                 ---------------------------    ----------------------------------------------------
                                                   March 31,     March 31,
                                                      2002          2001          2001        2000      1999      1998       1997
                                                 ------------  ------------     --------   ---------  --------  --------   --------

EARNINGS AVAILABLE FOR FIXED
  CHARGES:
 Income (loss) from continuing operations
   before income taxes, cumulative effect
   of changes in accounting principles and
   extraordinary items                               $ (6,468)    $ (29,230)    $430,010   $225,424   $170,164  $459,446   $425,082
 Less (plus) minority interest and
   undistributed income (loss) of
   less-than-majority-owned
     affiliates,  net                                    (337)          123          170        440        145      (165)      (144)
 Add:
   Interest expense                                    29,607        34,944      155,132    152,979    131,609    110,833    90,130
   Appropriate portion of rents(c)                      4,200         4,325       14,923     14,748     11,974     16,262    17,665
                                                     --------     ---------     --------   --------   --------   --------  --------
Earnings available for fixed charges                 $ 27,002     $  10,162     $600,235   $393,591   $313,892   $586,376  $532,733
                                                     ========     =========     ========   ========   ========   ========  ========

FIXED CHARGES:
 Interest expense                                    $ 29,607     $  34,944     $155,132   $152,979   $131,609   $110,833  $ 90,130
 Capitalized interest                                      13            --            6        507        527        993       991
 Dividends - Series B preferred stock                      --            --           --         --         --         --     2,537
 Dividends - Series C preferred stock                      --            --           --         --      3,980      7,960     7,968
 Appropriate portion of rents(c)                        4,200         4,325       14,923     14,748     11,974     16,262    17,665
                                                     --------     ---------     --------   --------   --------   --------  --------
 Fixed charges                                        $33,820     $  39,269     $170,061   $168,234   $148,090   $136,048  $119,291
                                                     ========     =========     ========   ========   ========   ========  ========
 Ratio of earnings to combined fixed charges and
   preferred stock dividends                             0.80 (d)      0.26 (e)     3.53X      2.34X      2.12X      4.31X     4.47X
                                                     ========     =========     ========   ========   ========   ========  ========

(a) Although Mattel merged with Learning Company in May 1999, the results of operations of Learning Company have not been included in this calculation since the Consumer Software segment was reported as a discontinued operation effective March 31, 2000.

(b) The ratio of earnings to combined fixed charges and preferred stock dividends for 1997 has been restated for the effects of the March 1997 merger of Tyco into Mattel, which was accounted for as a pooling of interests.

(c) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

(d) Earnings did not cover fixed charges by $6.8 million for the three-month period ended March 31, 2002.

(e) Earnings did not cover fixed charges by $29.1 million for the three-month period ended March 31, 2001.